                             GRANT GEOPHYSICAL, INC.
                                 16850 Park Row
                              Houston, Texas 77084



                                January 27, 1999



Mr. Larry E. Lenig, Jr.
131 Plantation
Houston, Texas  77024

                  RE: Separation Agreement and Mutual Release

Dear Larry:

         This letter, when signed by you, will constitute our agreement regarding your separation from Grant Geophysical, Inc., a Delaware corporation (the "Company"). The parties to this Agreement are you and the Company.

         1. TERMINATION OF EMPLOYMENT. Your employment with the Company will continue through February 26, 1999 (the "Termination Date"), when your employment with the Company will terminate. By executing this Agreement, you will resign as an officer and director of the Company effective as of January 27, 1999 (the "Resignation Date"), and as an employee effective as of the Termination Date (however, you shall receive your salary as an employee through February 28, 1999). In addition, your Restated and Amended Employment Agreement with the Company dated as of October 1, 1997 (the "Employment Agreement") is hereby terminated effective as of the Termination Date, subject to the terms of this Agreement. Any and all post-termination obligations of either you or the Company under the Employment Agreement are superseded and replaced by this Agreement except for paragraphs 9 and 10 (Confidential Information and Inventions, respectively) of the Employment Agreement, which shall remain in full force and effect, and are incorporated herein by reference. That certain agreement dated as of September 22, 1998 by and among Elliott Associates L.P., Westgate International L.P. and you shall terminate according to its terms on the Resignation Date, and that certain Nonqualified Stock Option Agreement dated September 22, 1998 by and between you and the Company shall terminate according to its terms on the Termination Date and any and all rights under such agreements to compensation and/or stock shall expire on such respective dates.

         2. SEPARATION PAYMENT. The Company will pay you severance payments from the Termination Date through December 31, 2001 (the "Severance Period") at the rate of $180,000 per annum, payable in equal monthly installments of $15,000. The first monthly severance payment will be paid on March 31, 1999 and subsequent payments will be paid on the last day of each month during the Severance Period, with the final payment due on December 31, 2001. All such payments will be subject to applicable income tax and employment tax withholding, as well as other applicable payroll taxes, if any.

         3. BONUS. In addition to the other amounts payable under this Agreement, on March 1, 1999, the Company shall pay you a one-time cash bonus in the amount of $180,000.

         4. OPTIONS. Notwithstanding any provision thereof to the contrary, the Company shall honor the exercise by you, your heirs, successors-in-interest or legal representative, of the option to purchase up to 80,000 shares of common stock of the Company, which represents the portion of the option to purchase 240,000 shares of common stock previously granted to you by the Company that vested on December 31, 1998 in accordance with the terms of that option, for a period equal to the lesser of (i) the remaining term of the stock option (without regard to any provision thereof triggered by your termination) and (ii) three years after the Termination Date.

         5. COMPANY BENEFITS.

                  (a) The Company will request its health care insurer that you and any dependents currently insured under its health benefits plan (the "Plan") be continued as participants during the Severance Period and Noncompete Period (as defined in paragraph 6 below). If that request is allowed, the Company will pay for the benefits or premiums on the same basis that it pays for its employees.

                  (b) If the Company's request to allow you and your dependents to remain on the Plan is denied, or if the eligibility of you and your dependents to be participants in the Plan ends before the end of the Severance and Noncompete Periods, and you elect COBRA benefits, the Company shall reimburse you for the cost of the COBRA coverage under the Plan for you and your dependents until the end of the COBRA or Severance and Noncompete Periods, whichever occurs first. If your eligibility for COBRA benefits ends before the end of the Severance and Noncompete Periods, you will then arrange for your own health insurance coverage and the Company will reimburse you on a monthly basis until the end of the Severance and Noncompete Periods in an amount equal to the amount the Company would have paid to provide you with COBRA coverage under the Plan.

                  (c) The Company will also request its group life insurer that you be continued as a participant in that plan during the Severance and Noncompete Periods. If that request is allowed, the Company will pay the premiums on the same basis that it pays for its employees.

         6. COVENANT NOT TO COMPETE.

                  (a) This covenant between you and the Company is being executed and delivered by you in consideration of the covenants of the Company contained in this Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged.

                  (b) Provided that the Company is in compliance with all of its obligations to you under paragraphs 2, 3, 4 and 5, hereof, you agree that during the time between the Resignation Date and the Termination Date, the Severance Period, plus a period of 24 months thereafter (such additional 24 months being the "Noncompete Period"), neither you nor any of your affiliates (defined below) shall, directly or indirectly, for yourself or on behalf of any other person, corporation, firm, partnership, association or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity) (i) engage or participate in any "competing business" (defined below) anywhere in the "restricted territories" (defined below); (ii) induce any customers of the Company or any of its subsidiaries to patronize any competing business; (iii) canvass, solicit or accept any similar business from any customer or the Company or any of its subsidiaries; (iv) request or advise any customers of the Company or any of its subsidiaries to withdraw, to curtail or cancel such customer's business with the Company or any of its subsidiaries; (v) interfere with the Company's or any of its subsidiaries' relationship with an employee of the Company or such subsidiary; or (vi) solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is an employee of the Company or any of its subsidiaries as of the Resignation Date or during the Severance Period or Noncompete Period; provided, however, that this paragraph 6(b) shall not prohibit you and your affiliates from purchasing or holding in the aggregate, as passive investors, equity interests of up to 2% in any business entity or person in competition, directly or indirectly with the Company or any of its subsidiaries.

                  (c) The term "competing business" shall be defined to mean any business in competition with the business or businesses conducted or planned to be conducted pursuant to a written strategic plan by the Company, its subsidiaries, or their respective subcontractors upon the Termination Date or in any manufacturing business, the products or services of which, as of the Termination Date are sold or licensed by or marketed by the Company or its subsidiaries in any state of the United States, any province of Canada or any foreign countries in which the Company, its subsidiaries, or their respective subcontractors regularly transact business as of the Termination Date. The term "restricted territories" shall be defined to mean any geographical area located anywhere in the world.

                  (d) You and the Company recognize and agree that the covenant not to compete contained in this paragraph 6 is necessary and essential to protect the business conducted by the Company and that the area and duration of the covenants contained herein are in all aspects reasonable and necessary to protect the Company and do not unduly oppress or restrict your occupational future.

                  (e) In addition to all other amounts payable to you herein, the Company shall compensate you during the Noncompete Period at a per annum rate of $90,000.00, payable on a current basis in equal installments not less frequently than monthly. All such payments will be subject to applicable income tax and employment tax withholding, as well as other applicable payroll taxes, if any.

                  (f) You will not, at any time before or after the Termination Date, disparage, defame or slander the Company (or any of its subsidiaries) or any of their (i) officers (within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, hereinafter "Officers") or directors as of the Termination Date, (ii) then-existing directors, or (iii) any of its products or services, to any one, including without limitation any past, present or prospective customers.

                  (g) If any court determines that any provision of the covenant not to compete contained herein, or any part thereof is invalid or unenforceable, the remainder of such covenant not to compete shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If any court determines any provision of the covenant not to compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties agree to request the court to exercise such power, and in its amended form, such provision shall be enforceable and shall be enforced.

                  (h) If, pursuant to an action initiated by you, a court has limited the scope of the non-compete as contemplated in paragraph 6(g) above, and following such limitation, you engage in a competing business as originally defined, then the Company's obligations hereunder to continue to make payments, provide benefits to or to permit the exercise of stock options by you shall terminate.

                  (i) For purposes of this Agreement, the term "affiliate" means any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, the person in question. "Affiliate" shall be deemed not to include your adult children, if any, solely by virtue of their status as your children.


         7. LITIGATION AND TRANSITION MATTERS. You agree to reasonably cooperate in the future to the extent you are needed by the Company as a witness in any litigation, including, without limitation, proceedings related to In re Grant Geophysical, Inc., No. 96-1936(HSB) (Bankr. D. Del. Sept. 15, 1997), and in any transition matters related to your employment by the Company. The Company will reimburse you for any reasonable out-of-pocket expenses you incur in connection with your compliance with this paragraph 7 plus a daily fee of $750.00.

         8. RELEASE BY YOU. (a) In consideration of the promises made in this Agreement, you release, acquit and forever discharge the Company (together with all parent, subsidiary and affiliated organizations and their present and former officers, directors, employees, agents, representatives, successors and assigns, or any of them, hereinafter collectively referred to as the "Company Parties"), from any and all causes of action, claims, damages, including attorney's fees, you may have against the Company Parties which could have arisen out of your employment or separation from employment, whether known or unknown, presently asserted, or otherwise. You hereby irrevocably, unconditionally and fully release, acquit and forever discharge the Company

Parties from any and all charges, complaints, liabilities, claims, obligations, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, or any tort, as it pertains to the Employment Agreement or separation of employment, including any legal restrictions on the right of the Company to terminate, discipline or otherwise manage employees, or any federal, state or other governmental regulation or ordinance relating thereto

                  (b) It is expressly agreed and understood by you and the Company that this Agreement is a general release for the matters covered herein.

                  (c) Notwithstanding the foregoing, nothing contained in this paragraph 8 shall release or modify any of your rights under or contemplated by this Agreement.

                  (d) Nothing in this Agreement is intended to waive any rights you may have to indemnification under the Company's certificate of incorporation, bylaws or the Employment Agreement.

         9. RELEASE BY THE COMPANY. (a) In consideration of the promises made in this Agreement, the Company releases, acquits and forever discharges you from any and all causes of action, claims, damages, including attorney's fees, the Company may have against you which could have arisen out of your employment or separation from employment, whether known or unknown, presently asserted or otherwise. The Company hereby irrevocably, unconditionally and fully releases, acquits and forever discharges you from any and all charges, complaints, liabilities, claims, obligations, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including, without limitation, any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, or any tort as it pertains to the Employment Agreement or separation of employment.

                  (b) It is expressly agreed and understood by the Company and you that this Agreement is a general release for the matters covered herein.

                  (c) Notwithstanding the foregoing, nothing contained in this paragraph 9 shall release or modify any rights of the Company under or contemplated by this Agreement.

         10. EXPENSES. Not later than January 29, 1999 you shall submit an itemized listing of any unreimbursed business expenses you have incurred on behalf of the Company. Within five business days after receipt of such list the Company will reimburse you for all such ordinary and reasonable business expenses incurred by you through the Resignation Date.

         11. NATURE OF THE AGREEMENT. This Agreement and all its provisions are contractual, not mere recitals, and shall continue in permanent force and effect unless modified as provided herein. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be severed and the remainder of the Agreement shall continue in full force and effect.

         12. RELIANCE. You acknowledge that you have retained legal counsel and have had the benefit of legal counsel in the signing of this Agreement. You further acknowledge and represent that (i) you have relied solely on your own judgment and that of your attorney and representatives regarding the consideration for, and the terms of this Agreement; (ii) that you and they have read and understand the Agreement; (iii) you and they understand that it encompasses, among other things, an agreement by you not to compete; and (iv) no statements made by the Company have in any way coerced or unduly influenced the execution of this Agreement.

         13. PARAGRAPH TITLES NOT BINDING. The use of paragraph titles in this Agreement is for ease of reference only. Such titles are not to be considered terms of this Agreement.

         14. GOVERNING LAW. This Agreement shall be construed and governed under the laws of the State of Texas.

         15. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement between you and the Company with respect to the subject matter, and there are no agreements of any nature between you and the Company with respect to the matters discussed in this Agreement, except as expressly stated herein. No modification of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

         If the foregoing is consistent with your understanding regarding the agreed upon terms of your separation from the Company, please signify your agreement by executing the signature block on the enclosed duplicate original of this letter and return the signed copy to me.

                                                 Sincerely,

                                                 Grant Geophysical, Inc.


                                                 By:  /s/ DON W. WILSON
                                                    ---------------------------
                                                     Don W. Wilson
                                                     Chairman of the Board

Acknowledgment and Agreement

         I have read this entire Separation Agreement and Mutual Release. I understand that by signing below I am entering into a legal agreement that, among other things, releases certain legal rights and contains a covenant not to compete. I have chosen to enter into this Agreement voluntarily and after careful consideration.


 /s/ LARRY E. LENIG, JR.                             Date:  January 27, 1999
-----------------------------------
Larry E. Lenig, Jr.

                                                                    EXHIBIT "A"

                        EMPLOYEE STOCK OPTION AGREEMENT
                       UNDER THE GRANT GEOPHYSICAL, INC.
                   1997 EQUITY AND PERFORMANCE INCENTIVE PLAN


         THIS AGREEMENT is entered into as of February 24, 1999 by and between Grant Geophysical, Inc., a Delaware corporation (the "Company"), and Stephen H. Wood ("Optionee").

         WHEREAS, Optionee and the Company have entered into that certain Employment Agreement (herein so called) dated the date hereof pursuant to which Optionee will serve as Chief Operating Officer of the Company.

         WHEREAS, the Company considers it in its best interest that Optionee be given an incentive to advance the interests of the Company by possession of an option to purchase shares of the common stock, $0.001 par value per share, of the Company (the "Common Stock"), in accordance with the Grant Geophysical, Inc. 1997 Equity and Performance Incentive Plan (as amended from time to time, the "Plan"), which has been adopted by the Board of Directors and approved by the stockholders of the Company.

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                       I.
                                Grant of Option

         The Company hereby grants to Optionee effective as of the date hereof (the "Date of Grant"), the right, privilege and option to purchase 200,000 shares of Common Stock (the "Option") at an exercise price of $4.25 per share (the "Exercise Price"). The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.
                                Time of Exercise

         2.1 Subject to the provisions of the Plan and the other provisions of this Section II, the Option shall become exercisable as follows: (i) with respect to 66,666 of the shares of Common Stock subject to the Option, on the first anniversary of the Date of Grant; (ii) with respect to 66,666 of the shares of Common Stock subject to the Option, on the second anniversary of the Date of Grant; and (iii) with respect to 66,668 of the shares of Common Stock subject to the Option, on the third anniversary of the Date of Grant. Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Plan) the Option shall become immediately exercisable.

         2.2 Unless an earlier termination date is set forth in Section 2.3, the Option shall expire and may not be exercised later than five years after the Date of Grant (the "Termination Date").

         2.3 Notwithstanding anything to the contrary in this Agreement, if any portion of the Option has become exercisable on or before the date of the termination, whether voluntary or involuntary, of Optionee's employment with the Company, the Option shall remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall terminate upon the expiration of such period:

                  (a) If Optionee's employment with the Company is terminated for "Cause" (as defined in the Employment Agreement) or by the Optionee, the exercisable portion of the Option shall be immediately cancelled.

                  (b) If the Optionee's employment with the Company terminates because of "disability" (as defined in the Employment Agreement), the exercisable portion of the Option shall remain exercisable until the first to occur of (i) 60 days after the termination of Optionee's employment due to disability and (ii) the Termination Date.

                  (c) In the event of Optionee's death, the Option shall remain exercisable until the first to occur of (i) 120 days after the death of the Optionee and (ii) the Termination Date and may be exercised by his estate or by the person to whom such right devolves from him by reason of his death.

                  (d) If the Optionee's employment with the Company terminates for any reason other than those specified in Section 2.3(a), (b) or
         (c), the exercisable portion of the Option shall remain exercisable until the first to occur of (i) 30 days after the termination of Optionee's employment with the Company and (ii) the Termination Date.

                  (e) Notwithstanding anything to the contrary in this Agreement, any non-exercisable portion of the Option shall be cancelled upon the date of termination of Optionee's employment with the Company regardless of the reason for such termination.

                                      III.
                          Method of Exercise of Option

         3.1 Optionee may exercise all or any exercisable portion of the Option exercisable at such time, by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares of Common Stock to be purchased, coupled with payment of the Exercise Price multiplied by the number of shares of Common Stock to be purchased. Upon receiving such notice and after the Company has received full payment of the Exercise Price multiplied by the number of shares of Common Stock being acquired, the Company shall cause to be issued to Optionee a stock certificate for the number of shares of Common Stock being acquired. The Optionee shall not have any rights as a stockholder until the stock certificate representing the Option shares is issued to him.

         3.2 The Exercise Price shall be paid in cash or by check acceptable to the Company.

                                      IV.
                       No Contract of Employment Intended

         Nothing in this Agreement shall confer upon Optionee any right to continue in the employ of the Company, or to interfere in any way with any right the Company may otherwise have to terminate Optionee's employment relationship with the Company at any time.

                                       V.
                                 Binding Effect

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      VI.
                              Non-Transferability

         The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

                                      VII.
                            Inconsistent Provisions

         The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended from time to time hereafter. In the event any provision of this Agreement conflicts with a provision of the Plan, the provision of the Plan shall control.

                                     VIII.
                              Lack of Registration
                                      and
                         Public Market for Common Stock

         There is no guarantee that a public market for the Company's Common Stock will ever develop. Shares received upon exercise of the Option may only be sold following registration under applicable securities laws or pursuant to an exemption from registration.

                                 * * * * * * *

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                       GRANT GEOPHYSICAL, INC.



                                       By:        /s/ DON W. WILSON
                                          --------------------------------------
                                                      Don W. Wilson
                                                   Chairman of the Board



                                                  /s/ STEPHEN H. WOOD
                                          --------------------------------------
                                                      Stephen H. Wood
                                                          Optionee

                                                                    EXHIBIT "A"

                        EMPLOYEE STOCK OPTION AGREEMENT
                       UNDER THE GRANT GEOPHYSICAL, INC.
                   1997 EQUITY AND PERFORMANCE INCENTIVE PLAN


         THIS AGREEMENT is entered into as of February 3, 1999 by and between Grant Geophysical, Inc., a Delaware corporation (the "Company"), and Richard H. Ward ("Optionee").

         WHEREAS, Optionee and the Company have entered into that certain Employment Agreement (herein so called) dated the date hereof pursuant to which Optionee will serve as President and Chief Executive Officer of the Company.

         WHEREAS, the Company considers it in its best interest that Optionee be given an incentive to advance the interests of the Company by possession of an option to purchase shares of the common stock, $0.001 par value per share, of the Company (the "Common Stock"), in accordance with the Grant Geophysical, Inc. 1997 Equity and Performance Incentive Plan (as amended from time to time, the "Plan"), which has been adopted by the Board of Directors and approved by the stockholders of the Company.

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                       I.
                                Grant of Option

         The Company hereby grants to Optionee effective as of the date hereof (the "Date of Grant"), the right, privilege and option to purchase 600,000 shares of Common Stock (the "Option") at an exercise price of $4.25 per share (the "Exercise Price"). The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.
                                Time of Exercise

         2.1 Subject to the provisions of the Plan and the other provisions of this Section II, the Option shall become exercisable as follows: (i) with respect to 200,000 shares of Common Stock subject to the Option, on the first anniversary of the Date of Grant; (ii) with respect to an additional 200,000 shares of Common Stock subject to the Option on the second anniversary of the Date of Grant; and (iii) with respect to the remaining 200,000 shares of Common Stock subject to the Option on the third anniversary of the Date of Grant. Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Plan) the Option shall become immediately exercisable.

         2.2 Unless an earlier termination date is set forth in Section 2.3, the Option shall expire and may not be exercised later than five years after the Date of Grant (the "Termination Date").

         2.3 Notwithstanding anything to the contrary in this Agreement, if any portion of the Option has become exercisable on or before the date of the termination, whether voluntary or involuntary, of Optionee's employment with the Company, the Option shall remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall terminate upon the expiration of such period:

                  (a) If Optionee's employment with the Company is terminated for "Cause" (as defined in the Employment Agreement) or by the Optionee, the exerciseable portion of the Option shall be immediately cancelled.

                  (b) If the Optionee's employment with the Company terminates because of "disability" (as defined in the Employment Agreement), the exerciseable portion of the Option shall remain exercisable until the first to occur of (i) 60 days after the termination of Optionee's employment due to disability and (ii) the Termination Date.

                  (c) In the event of Optionee's death, the Option shall remain exercisable until the first to occur of (i) 120 days after the death of the Optionee and (ii) the Termination Date and may be exercised by his estate or by the person to whom such right devolves from him by reason of his death.

                  (d) If the Optionee's employment with the Company terminates for any reason other than those specified in Section 2.3(a), (b) or
         (c), the exercisable portion of the Option shall remain exercisable until the first to occur of (i) 30 days after the termination of Optionee's employment with the Company and (ii) the Termination Date.

                  (e) Notwithstanding anything to the contrary in this Agreement, any non-exercisable portion of the Option shall be cancelled upon the date of termination of Optionee=s employment with the Company regardless of the reason for such termination.

                                      III.
                          Method of Exercise of Option

         3.1 Optionee may exercise all or any exercisable portion of the Option exercisable at such time, by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares of Common Stock to be purchased, coupled with payment of the Exercise Price multiplied by the number of shares of Common Stock to be purchased. Upon receiving such notice and after the Company has received full payment of the Exercise Price multiplied by the number of shares of Common Stock being acquired, the Company shall cause to be issued to Optionee a stock certificate for the number of shares of Common Stock being acquired. The Optionee shall not have any rights as a stockholder until the stock certificate representing the Option shares is issued to him.

         3.2 The Exercise Price shall be paid in cash or by check acceptable to the Company.

                                      IV.
                       No Contract of Employment Intended

         Nothing in this Agreement shall confer upon Optionee any right to continue in the employ of the Company, or to interfere in any way with any right the Company may otherwise have to terminate Optionee's employment relationship with the Company at any time.

                                       V.
                                 Binding Effect

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      VI.
                              Non-Transferability

         The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

                                      VII.
                            Inconsistent Provisions

         The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended from time to time hereafter. In the event any provision of this Agreement conflicts with a provision of the Plan, the provision of the Plan shall control.

                                     VIII.
                              Lack of Registration
                                      and
                         Public Market for Common Stock

         There is no guarantee that a public market for the Company's Common Stock will ever develop. Shares received upon exercise of the Option may only be sold following registration under applicable securities laws or pursuant to an exemption from registration.

                                 * * * * * * *

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                  GRANT GEOPHYSICAL, INC.



                                  By:     /s/ DON W. WILSON
                                     -----------------------------------
                                              Don W. Wilson
                                  Chairman of the Board


                                         /s/ RICHARD H. WARD
                                  --------------------------------------
                                             Richard H. Ward
                                                Optionee